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                                  EXHIBIT 11(a)

                          Consent of Coopers & Lybrand L.L.P.


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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A (File No. 2-95973) of The One Group, of our reports dated August 22, 1997 on our audits of the financial statements and financial highlights of the U.S. Treasury Securities Money Market Fund, the Prime Money Market Fund, the Municipal Money Market Fund, the Ohio Municipal Money Market Fund, the Ultra Short-Term Bond Fund, the Limited Volatility Bond Fund, the Intermediate Bond Fund, the Government Bond Fund, the Income Bond Fund, the Treasury & Agency Fund, the Intermediate Tax-Free Bond Fund, the Municipal Income Fund, the Kentucky Municipal Bond Fund, the Ohio Municipal Bond Fund, the Louisiana Municipal Bond Fund, the West Virginia Municipal Bond Fund, the Arizona Municipal Bond Fund, the Treasury Only Money Market Fund, the Government Money Market Fund, the Asset Allocation Fund, the Income Equity Fund, the Equity Index Fund, the Value Growth Fund, the Large Company Value Fund, the Disciplined Value Fund, the Large Company Growth Fund, the Growth Opportunities Fund, the Gulf South Growth Fund, the International Equity Index Fund, the Investor Growth Fund, the Investor Growth & Income Fund, the Investor Balanced Fund, and the Investor Conservative Growth Fund constituting The One Group whose reports are included in the Annual Reports to Shareholders for the year ended June 30, 1997. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus, and "Experts" in the Statement of Additional Information relating to The One Group which are incorporated by reference in this Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A (File No. 2-95973)

                                               /s/ Coopers & Lybrand L.L.P.
                                               Coopers & Lybrand L.L.P.

Columbus, Ohio
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June 5, 1998